Exhibit 99.b

Six-year Summary of Selected Financial Data

The St. Paul Companies

(In millions, except ratios and per share data)	2002	2001	2000	1999	1998	1997

Consolidated
Revenues from continuing operations	$8,918	$8,919	$7,946	$7,149	$7,315	$7,904
After-tax income (loss) from continuing operations	243	(1,009)	970	705	187	1,011

Investment Activity
Net investment income	1,169	1,217	1,262	1,259	1,295	1,320
Pretax realized investment gains (losses)	(165)	(94)	632	286	203	409

Other Selected Financial Data (as of December 31)
Totals assets	39,920	38,321	35,502	33,418	33,211	32,735
Debt	2,713	2,130	1,647	1,466	1,260	1,304
Redeemable preferred securities	889	893	337	425	503	503
Common shareholders’ equity	5,681	5,056	7,178	6,448	6,621	6,591
Common shares outstanding	226.8	207.6	218.3	224.8	233.7	233.1

Per Common Share Data
Income (loss) from continuing operations	1.06	(4.84)	4.14	2.89	0.73	4.02
Year-end book value	25.05	24.35	32.88	28.68	28.32	28.27
Year-end market price	34.05	43.97	54.31	33.69	34.81	41.03
Cash dividends declared	1.16	1.12	1.08	1.04	1.00	0.94

Property-Liability Insurance
Written premiums	7,046	7,763	5,884	5,112	5,276	5,682
Pretax income (loss) from continuing operations	243	(1,400)	1,467	971	298	1,488
GAAP underwriting result	(709)	(2,294)	(309)	(425)	(881)	(139)
Statutory combined ratio:
Loss and loss adjustment expense ratio	81.1	102.5	70.0	72.9	82.2	69.8
Underwriting expense ratio	28.8	28.1	34.8	35.0	35.2	33.5
Combined ratio	109.9	130.6	104.8	107.9	117.4	103.3